EXHIBIT A

WITH RESPECT TO THE STOCK-FOR-STOCK EXCHANGE BETWEEN NEC SOFT, LTD. and NEC CORPORATION:

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.

NEC Soft, Ltd.

18-7, Shinkiba 1-chome
Koto-ku, Tokyo

Takaaki Seki
Chairman of the Board

March 30, 2005

To Our Shareholders:

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS

     This is to inform you that the Extraordinary General Meeting of Shareholders of NEC Soft, Ltd. (hereinafter, the “Company”) will be held as follows:

1.	DATE:	April 14, 2005 (Thursday) at 10:00 A.M. Japanese Standard Time

2.	PLACE:	Shinkiba Hall on the second floor of the Shinkiba Center Building at 18-6, Shinkiba 1-chome, Koto-ku, Tokyo

3.	AGENDA OF THE MEETING
MATTERS TO BE VOTED UPON:

	Agenda	Approval of Stock-for-Stock Exchange Agreement between NEC Soft, Ltd. and NEC Corporation

(The outline of this agenda is shown in “REFERENCE TO EXERCISE OF VOTING RIGHTS” described below.)

REFERENCE TO EXERCISE OF VOTING RIGHTS

1.	TOTAL NUMBER OF VOTING RIGHTS HELD BY ALL SHAREHOLDERS 400,873

2.	AGENDA AND REFERENCE INFORMATION

AGENDA: APPROVAL OF THE STOCK-FOR-STOCK EXCHANGE AGREEMENT BETWEEN NEC SOFT, LTD. AND NEC CORPORATION

(1)	REASON FOR STOCK-FOR-STOCK EXCHANGE

Through its “select and focus” business strategy, NEC Group is currently striving to maximize its corporate value. NEC Group is positioning the Integrated IT/Network Solutions business as one of its core businesses, consolidating into this business area the NEC Group’s management resources including R&D development capabilities, intellectual property assets, software development capabilities and human resources.

As part of the NEC Group’s Integrated IT/Network Solutions business, the Company is competitive in the systems integration services business.

As the integration of the IT market and the networks market has advanced due to the shift in technology towards IP (Internet Protocol) based network infrastructure in the communication network area, new open-source technologies including operating systems such as Linux, have permeated into the market, the development of mobile terminal equipments requires more sophisticated mobile technologies, and the need for systems integration services that provide highly-reliable mission-critical systems with such advanced technologies has grown recently.

In response to these changes in the business environment, NEC Group has concluded that it is necessary to dynamically reorganize its business structure as well as the management resources related to systems integration services of the NEC Group. As part of this business reorganization, NEC Group plans to develop the Company into an entity with higher profit-earning capacity as the core systems integration services company of NEC Group and strengthen market competitiveness of NEC Group’s software business.

Amid this background, the stock-for-stock exchange will be conducted for the purpose of making the Company NEC Corporation’s wholly-owned subsidiary. The Company considers that the business reorganization based on this stock-for-stock exchange will significantly enhance the Company’s competitiveness as the core systems integration services company of NEC Group, which will contribute to the further increase of the Company’s corporate value. Through the increase of corporate value of the Company, the Company will also be able to contribute to the increase of NEC Group’s corporate value.

The share exchange ratio has been determined in accordance with the negotiation and agreement with NEC Corporation. The negotiation took into consideration the share exchange ratio proposed by PwC Advisory Co., Ltd., the advisor of the Company. The Company considers the share exchange ratio to be reasonable.

In addition, NEC Corporation conducted the tender offer for shares of the Company from December 6, 2004 to January 20, 2005, and, as a result of such tender offer, NEC Corporation currently owns 82.88% of issued shares of the Company.

The Company asks for your understanding and support and would be grateful if you could agree with and approve this stock-for-stock exchange.

(2)	THE STOCK-FOR-STOCK EXCHANGE AGREEMENT

STOCK-FOR-STOCK EXCHANGE AGREEMENT (COPY)

NEC Corporation (hereinafter, “NEC”) and NEC Soft, Ltd. (hereinafter, “NEC Soft”) hereby enter into the stock-for-stock exchange agreement (hereinafter, the “Agreement”) as follows.

Article 1	(Stock-for-Stock Exchange)

NEC and NEC Soft shall, through a stock-for-stock exchange, make NEC the sole parent company of NEC Soft and make NEC Soft a wholly-owned subsidiary of NEC.

Article 2	(Shares to be Issued for Stock-for-Stock Exchange and Allocation Thereof)

NEC shall, for the purpose of the stock-for-stock exchange, issue 35,284,044 ordinary shares and allocate such shares to shareholders (including beneficiary shareholders) of NEC Soft registered on the shareholder register (including the beneficiary shareholder register) as of the end of the day immediately prior to the date of the stock-for-stock exchange, based upon a share exchange ratio of 5.14 ordinary shares of NEC to one share of NEC Soft; provided, however, that no ordinary shares of NEC Soft shall be allocated to 33,224,440 ordinary shares of NEC Soft held by NEC.

Article 3	(Date from which Dividends are Calculated)

Dividends for ordinary shares of NEC to be issued pursuant to the foregoing Article shall be calculated as from April 1, 2005.

Article 4	(Increases in the Amounts of Stated Capital and Capital Reserve)

NEC shall not increase the amount of stated capital by the stock-for-stock exchange, and incorporates the amount obtained by multiplying the net assets of NEC Soft as of the date of the stock-for-stock exchange by the ratio of number of shares to be transferred to NEC by the stock-for-stock exchange to the total number of shares issued by NEC Soft into capital reserves.

Article 5	(Date of Stock-for-Stock Exchange)

The date of a stock-for-stock exchange shall be June 1, 2005; provided, however, that NEC and NEC Soft may change the date of the stock-for-stock exchange, based upon consultations between NEC and NEC Soft, if required for the execution of the stock-for-stock exchange procedures.

Article 6	(Term of Office of Corporate Auditors Who Assumed Their Office Prior to Date of Stock-for-Stock Exchange)

The term of office of corporate auditors of NEC who assumed their office prior to the date of the stock-for-stock exchange shall be the term of office that would have been served if there had been no stock-for-stock exchange.

Article 7	(Meeting of Shareholders for Approval of Stock-for-Stock Exchange Agreement)

1.	NEC Soft shall convene a meeting of shareholders to be held on April 14, 2005, and put to a vote for the approval of this Agreement and other matters necessary for the stock-for-stock exchange; provided, however, that NEC and NEC Soft may change the date of a meeting of shareholders, based upon consultations between NEC and NEC Soft, if required for the execution of the stock-for-stock exchange procedures.

2.	NEC shall, in accordance with Article 358, Paragraph 1 of the Commercial Code of Japan, conduct the stock-for-stock exchange without obtaining the approval from its shareholders.

Article 8	(Duty of Care)

NEC and NEC Soft shall, from the date of execution of this Agreement until the date of the stock-for-stock exchange, perform their respective duties of care in the operation of business and management of all of their respective properties, and any actions that have a material influence on the properties or on the rights and obligations of either NEC or NEC Soft shall be performed only after prior consultations between NEC and NEC Soft have been made.

Article 9	(Changes to the Conditions of the Stock-for-Stock Exchange and Cancellation of this Agreement)

In the event that any material changes occur to the assets or operating conditions of either NEC or NEC Soft during the period from the date of execution of this Agreement until the date of the stock-for-stock exchange, NEC and NEC Soft, based upon consultations between NEC and NEC Soft, may change the conditions of the stock-for-stock exchange and other matters provided in this Agreement or may cancel this Agreement.

Article 10	(Validity of this Agreement)

In the event that the stock-for-stock exchange agreement is not approved at a meeting of shareholders of NEC Soft as provided under Article 7, Paragraph 1, this Agreement shall become null and void.

Article 11	(Consultations)

In addition to the matters provided in this Agreement, matters necessary for the stock-for-stock exchange shall be determined, based upon consultations between NEC and NEC Soft, in line with the intent of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their duly authorized representatives, each party keeping one executed copy hereof.

February 28, 2005

NEC:

Akinobu Kanasugi
President
NEC Corporation
7-1, Shiba 5-chome, Minato-ku, Tokyo

NEC Soft:

Kenji Ikehara
President
NEC Soft, Ltd.
18-7, Shinkiba 1-chome, Koto-ku, Tokyo

(3)	EXPLANATION ON SHARE EXCHANGE RATIO UNDER ARTICLE 354, PARAGRAPH 1, ITEM 2 OF THE COMMERCIAL CODE OF JAPAN

REASONS FOR DETERMINATION OF SHARE EXCHANGE RATIO (COPY)

     NEC Soft, Ltd. (hereinafter, “NEC Soft”), with respect to the stock-for-stock exchange with NEC Corporation (hereinafter, “NEC”) to be conducted on June 1, 2005, has determined the number of ordinary shares of NEC to be allotted to one ordinary share of NEC Soft (hereinafter, the “Share Exchange Ratio”) as follows:

1.	NEC Soft, prior to entering into negotiations with NEC with respect to the Share Exchange Ratio, requested PwC Advisory, Inc. (hereinafter, “PwC”) to calculate the Share Exchange Ratio in order to use the result of such calculation as reference when NEC Soft evaluates the Share Exchange Ratio.

2.	PwC calculated the Share Exchange Ratio based upon public materials of both NEC Soft and NEC as well as materials provided by both of the companies, and provided the result of such calculation to NEC Soft. PwC calculated the Share Exchange Ratio, evaluating the value of NEC Soft and NEC by the market stock price method, the discounted cash flow method, and the stock price comparison method.

3.	NEC Soft, based upon the range of the Share Exchange Ratio proposed by PwC as reasonable according to the calculation methods used for the determination of such ratio and from financial perspectives, carefully considered the matter and conducted negotiations with NEC. As a result, both of the companies, at their respective meetings of the board of directors held on February 28, 2005, determined the Share Exchange Ratio of one share of NEC Soft to 5.14 shares of NEC, and entered into the stock-for-stock exchange agreement as of the same date. The Share Exchange Ratio determined is within the range of the Share Exchange Ration calculated by PwC.

4.	In addition, NEC requested Daiwa Securities SMBC Co., Ltd. to calculate the Share Exchange Ratio.

(4)	RELEVANT PARTIES’ BALANCE SHEETS AND STATEMENTS OF INCOME AS SET FORTH IN ARTICLE 354, PARAGRAPH 1 ITEMS 3 THROUGH 6 OF THE COMMERCIAL CODE OF JAPAN

(a)	Company’s Balance Sheet and Statement of Income compiled within six months before its Extraordinary General Meeting of Shareholders

BALANCE SHEET
(As of December 31, 2004)

(In millions of yen)

Assets

Account	Amount
Current assets	¥53,975
Cash and time deposits	3,186
Notes receivable	70
Accounts receivable	15,788
Short-term investments	10,392
Inventories	12,919
Deferred income taxes on properties	2,973
Deposits to the parent company	8,000
Other	645
Allowance for doubtful accounts	(0)
Fixed assets	18,691
Total property and equipment	419
Total intangible assets	2,221
Investments and other	16,050
Investment securities	386
Affiliated Stock	5,686
Deferred income taxes	4,174
Deposit with landlord and guarantee money	1,746
Other assets	4,120
Allowance for doubtful receivables	(63)

Total assets	¥72,667

Liabilities

Account	Amount
Current liabilities	¥13,433
Accounts payable	6,708
Accrued expenses	4,181
Accrued income taxes	214
Accrued consumption taxes	1,049
Other liabilities	1,278
Non-current liabilities	10,937
Accrued retirement benefits for employees	10,898
Accrued retirement benefits for directors and corporate auditors	39

Total liabilities	24,371

Shareholders’ equity
Common stock	8,668
Capital surplus	14,605
Additional paid-in capital	14,605
Retained earning	24,907
Legal reserve	179
Voluntary reserve	20,587
Unappropriated retained earnings	4,140
Unrealized holding gains on securities	115
Treasury stock	(0)

Total shareholders’ equity	48,296

Total liabilities and shareholders’ equity	¥72,667

STATEMENT OF INCOME
(for the Period from April 1, 2004 to December 31, 2004)

(In millions of yen)

Account	Amount
Net Sales	¥79,455
Cost of sales	68,531
Gross Profit	10,924
Selling, general and administrative expenses	7,549
Operating Income	3,374
Non-operating income	108
Interest income	10
Interest on securities	11
Dividends received	44
Premium on receipt	13
Commissions on life insurance premiums	20
Other	7
Non-operating expenses	226
Write-off of discrepancy at change in retirement benefit accounting standards	196
Other	30
Ordinary income	3,256

Extraordinary gains	20
Return on allowance for doubtful accounts	20
Extraordinary losses	160
Loss on disposal of fixed assets	49
Valuation loss of investment securities	0
Office moving cost	109

Income before income taxes	3,115
Income taxes	1,369

Net income	1,746
Profits brought forward	2,995
Interim dividends paid	601

Unappropriated profits	¥4,140

(b) Company’s latest Balance Sheet and Statement of Income

BALANCE SHEET
(As of March 31, 2004)

(In millions of yen)

Assets

Account	Amount
Current assets	¥67,341
Cash and time deposits	2,123
Notes receivable	69
Accounts receivable	29,859
Short-term investments	16,123
Deposits to the parent company	10,400
Work in process	5,411
Supplies	49
Prepaid expenses	289
Deferred tax assets	2,765
Other current assets	224
Allowance for doubtful accounts	(5)
Fixed assets	17,170
Property and equipment	430
Buildings and structures	1,233
Tools, equipment and fixture	679
Accumulated depreciation	(1,482)
Intangible assets	2,401
Software	2,030
Software in progress	282
Other intangible assets	89
Investments and other assets	14,337
Investment securities	4,007
Affiliate Stock	707
Investment	136
Bankruptcy related claims	81
Long-term prepaid expenses	4
Deferred tax assets	3,939
Deposit with landlord and guarantee money	1,912
Prepaid benefit expenses	3,579
Other	46
Allowance for doubtful receivables	(78)

Total assets	¥84,512

Liabilities

Account	Amount
Current liabilities	¥26,948
Accounts payable	17,298
Accrued payables	102
Accrued expenses	6,439
Accrued income taxes	1,351
Accrued consumption tax	1,330
Advances payments received	184
Refundable deposits	239
Other	1
Non-current liabilities	9,919
Accrued retirement benefits for employees	9,875
Accrued retirement benefits for directors and corporate auditors	43

Total liabilities	36,867

Shareholders’ equity
Common stock	8,668
Capital surplus	14,605
Additional paid-in capital	14,605
Retained earning	24,385
Legal reserve	179
Voluntary reserve	19,401
Reserve for development of computer programs	36
General reserve	19,365
Unappropriated retained earnings	4,805
Unrealized holding gain on securities	(14)
Treasury stock	(0)

Total shareholders’ equity	47,644

Total liabilities and shareholders’ equity	¥84,512

STATEMENT OF INCOME
(for the Period from April 1, 2003 to March 31, 2004)

(In millions of yen)

Account	Amount
Ordinary income and expenses
Operating income and expenses
Net Sales	¥117,282
Cost of sales	101,937
Gross Profit	15,344
Selling, general and administrative expenses	9,392
Operating Income	5,951
Non-operating income and expenses
Non-operating income	160
Interest and dividends income	73
Other non-operating income	87
Non-operating expenses	308
Write-off of discrepancy at change in retirement benefit accounting standards	261
Other non-operating expenses	47
Ordinary income	5,803

Extraordinary gains and losses
Extraordinary gains	161
Gain on return of proxy portion of employee pension fund	161
Extraordinary losses	285
Valuation loss of investment securities	234
Loss on disposal of fixed assets	50

Income before income taxes	5,680
Income taxes, inhabitant taxes and enterprises taxes	3,872
Income taxes deferred	(1,193)

Net income	3,001
Profits brought forward	2,405
Interim dividends paid	601

Unappropriated profits	¥4,805

(Notes)

1.	Reported amounts are in millions of yen, and fractions less than one million yen are discarded.

2.	Significant accounting policies:

(1)	Basis and method of valuation of securities

(a)	Notes held to maturity debt securities: Amortized cost method (straight-line method)

(b)	Investments in subsidiaries and affiliates: Moving average cost method

(c)	Investments in other securities

(i)	Marketable securities: Fair value method (Unrealized gains and losses on investments in marketable securities are included in shareholders’ equity. Cost of sales for marketable securities are based on the moving average cost.)

(ii)	Non-marketable securities: Moving average cost method

(2)	Basis and method of valuation of Inventories

(a)	Work in process: Cost using the specific identification method

(b)	Supplies: Cost using the last purchase price method

(3)	Depreciation method for fixed asset

(a)	Property and equipment: Declining balance method

(b)	Intangible assets: Straight-line method

Software intended for sale is recorded at the greater of the amount based on expected future revenue, or the amount calculated using the straight-line method over the estimated useful lives (3 years maximum). Computer software for internal use is amortized on a straight-line basis over the estimated useful lives (5 years maximum).

(4)	Basis of provision for allowance

(a)	Allowance for doubtful accounts:

—	In order to provide for bad debt, allowance for ordinary receivable is provided based on past actual bad debt ratio, and allowance for bad debt is provided based on collectibility.

(b)	Accrued retirement benefits for employees

—	Additions to this allowance are based on retirement benefits liabilities and estimated pension plan assets at the end of the current fiscal year. The net retirement benefit obligation at transition is being amortized over a period of 15 years.

Actuarial differences are written off over the employees’ average service period remaining at the time in the given fiscal year, based on the straight-line method, from the next fiscal year.

Prior service liabilities are written off over employees’ average service period remaining at the time, based on the straight-line method.

(c)	Accrued retirement benefits for directors and corporate auditors

—	Based on corporate bylaws, provisions are made for an amount based on the total benefits required at the end of the fiscal year.

(5)	Procedure of important lease transaction

Accounting procedures based on normal leasing transaction methods are used for financial leases except where ownership of leased assets is stipulated as transferred to the lessee.

(6)	Consumption taxes are accounted for as deposits received or deposits paid.

3.	Notes to balance sheet

(1)	Monetary receivable from a controlling shareholder:

Short-term	¥32,431 million
Long-term	¥480 million

(2)	Monetary payable to a controlling shareholder:

Short-term	¥1,331 million

(3)	Monetary receivable from subsidiaries:

Short-term	¥17 million

(4)	Monetary payable to subsidiaries:

Short-term	¥266 million

(5)	In addition to the fixed assets stated on the balance sheet, the software manufacturing equipments are used as important fixed assets in accordance with lease agreement.

(6)	Guarantees for loan: ¥150 million

(7)	Accrued retirement benefits for directors and corporate auditors is the allowance provided in Article 43 of Commercial Code Enforcement Regulation of Japan.

(8)	The amount of deposits to the parent company is the balance of the centralized fund management system introduced to improve fund efficiency of NEC group.

4.	Notes to statement of income

(1)	Transactions with a controlling shareholder:

Sales	¥91,397 million
Purchases	¥5,201 million
Rent on real estate	¥1,392 million
Transactions other than operation	¥196 million

(2)	Transactions with subsidiaries:

Sales	¥90 million
Purchases	¥1,072 million

(3)	Net income per share ¥74.32

(c)	NEC Corporation’s Balance Sheet and Statement of Income compiled within six months before the date of public notice of short-form stock-for-stock exchange

BALANCE SHEET
(As of September 30, 2004)

(In millions of yen)

Assets

Account	Amount
Current assets	¥866,963
Cash and cash equivalents	86,774
Notes receivable, trade	2,879
Accounts receivable, trade	348,286
Short-term loans	42,853
Accounts receivable, others	102,384
Allowance for doubtful accounts	(21,438)
Finished goods	54,019
Semifinished components and work in process	167,262
Raw materials	33,363
Deferred income taxes	34,000
Other current assets	16,578
Fixed assets	1,577,392
Property, plant and equipment	216,816
Buildings and structures	270,964
Machinery and equipment	120,435
Transportation equipment, tools, furniture and fixtures	192,033
Accumulated depreciation	(427,598)
Sub-total	155,835
Land	50,140
Construction in progress	10,840
Intangible fixed assets	94,020
Facility rights	821
Software	89,233
Other intangible fixed assets	3,965
Investments and other assets	1,266,555
Investments in securities	222,482
Investments in Subsidiaries	571,206
Long-term loan receivable	58,534
Allowance for doubtful accounts	(36,128)
Prepaid pension and severance cost	185,978
Long-term prepaid expenses	21,782
Long-term deferred income taxes	210,214
Others	32,485

Total assets	¥2,444,355

Liabilities and shareholders’ equity

Account	Amount
Liabilities
Current liabilities	¥894,993
Notes payable, trade	81
Accounts payable, trade	450,481
Short-term borrowings	110,439
Bonds (to be redeemed within one year)	124,000
Accounts payable, other	85,063
Accrued income taxes	5,103
Advance received	25,215
Deposits received	76,341
Other current liabilities	18,266
Non-current liabilities	639,790
Bonds	560,206
Long-term debts	24,611
Allowance for loss on repurchase of electronic computers	22,485
Other non-current liabilities	32,488

Total liabilities	1,534,784

Shareholders’ equity
Common stock	337,820
Capital surplus	396,131
Additional paid-in capital	396,131
Retained earning	159,295
Legal reserve	35,615
Reserve for loss on overseas investments	312
Reserve for development of computer programs	15,344
Reserve for special depreciation	5,832
Reserve for advanced depreciation	6,738
General reserve	50,190
Unappropriated retained earnings	45,263
Unrealized gains on investments in securities	18,783
Treasury stock	(2,459)

Total shareholders’ equity	909,571

Total liabilities and shareholders’ equity	¥2,444,355

STATEMENT OF INCOME
(for the Period from April 1, 2004 to September 30, 2004)

(In millions of yen)

Account	Amount
Ordinary income and expenses
Operating income and expenses
Sales	¥1,121,100
Operating expenses	1,139,834
Cost of sales	856,997
Selling, general and administrative expenses	282,837
Operating Income	(18,733)
Non-operating income and expenses
Non-operating income	54,914
Interest and dividends received	48,110
Other non-operating income	6,803
Non-operating expenses	21,737
Interest expense	8,207
Other non-operating expenses	13,530
Ordinary income	14,442

Extraordinary gains and losses
Extraordinary gains	33,540
Gain on establishment of retirement benefit trust	16,379
Gain on sales of investments in securities	8,763
Gain on sales of investments in affiliates	8,398
Extraordinary losses	14,976
Restructuring charge	10,926
Devaluation of investments in affiliates	2,911
Devaluation of investments in securities	1,138

Income before income taxes	33,007
Income taxes	(7,696)
Income taxes deferred	19,800

Net income	20,903
Retained earnings carried over from the previous period	24,368
Losses on disposal of treasury stock	8

Unappropriated retained earnings	¥45,263

(d) NEC Corporation’s latest Balance Sheet and Statement of Income

BALANCE SHEET
(As of March 31, 2004)

(In millions of yen)

Assets

Account	Amount
Current assets	¥1,013,995
Cash and cash equivalents	119,308
Notes receivable, trade	3,528
Accounts receivable, trade	450,365
Short-term loans	46,422
Accounts receivable, others	109,554
Allowance for doubtful accounts	(23,867)
Finished goods	49,238
Semifinished components and work in process	144,664
Raw materials	30,810
Deferred income taxes	62,000
Other current assets	21,969
Fixed assets	1,668,421
Property, plant and equipment	228,500
Buildings and structures	271,872
Machinery and equipment	125,979
Transportation equipment, tools, furniture and fixtures	199,689
Accumulated depreciation	(434,418)
Sub-total	163,122
Land	50,140
Construction in progress	15,237
Intangible fixed assets	93,893
Facility rights	1,001
Software	88,649
Other intangible fixed assets	4,243
Investments and other assets	1,346,028
Investments in securities	273,308
Investments in Subsidiaries	592,085
Long-term loan receivable	108,416
Allowance for doubtful accounts	(40,061)
Prepaid pension and severance cost	164,386
Long-term prepaid expenses	22,234
Long-term deferred income taxes	189,469
Others	36,187

Total assets	¥2,682,417

Liabilities and shareholders’ equity

Account	Amount
Liabilities
Current liabilities	¥1,073,639
Notes payable, trade	3,372
Accounts payable, trade	606,514
Short-term borrowings	17,836
Bonds (to be redeemed within one year)	198,301
Accounts payable, other	99,742
Accrued income taxes	575
Advance received	22,787
Deposits received	113,832
Other current liabilities	10,675
Non-current liabilities	695,591
Bonds	615,406
Long-term debts	21,035
Allowance for loss on repurchase of electronic computers	23,671
Other non-current liabilities	35,479

Total liabilities	1,769,231

Shareholders’ equity
Common stock	337,820
Capital surplus	396,129
Additional paid-in capital	396,129
Retained earning	144,386
Legal reserve	35,615
Reserve for loss on overseas investments	889
Reserve for development of computer programs	18,416
Reserve for special depreciation	2,167
Reserve for advanced depreciation	6,954
General reserve	50,190
Unappropriated retained earnings	30,154
Unrealized gains on investments in securities	37,213
Treasury stock	(2,364)

Total shareholders’ equity	913,185

Total liabilities and shareholders’ equity	¥2,682,417

STATEMENT OF INCOME
(for the Period from April 1, 2003 to March 31, 2004)

(In millions of yen)

Account	Amount
Ordinary income and expenses
Operating income and expenses
Sales	¥2,509,114
Operating expenses	2,492,862
Cost of sales	1,939,362
Selling, general and administrative expenses	553,499
Operating Income	16,252
Non-operating income and expenses
Non-operating income	67,780
Interest and dividends received	59,730
Other non-operating income	8,050
Non-operating expenses	52,133
Interest expense	21,138
Other non-operating expenses	30,994
Ordinary income	31,900

Extraordinary gains and losses
Extraordinary gains	120,673
Gain on sales of investments in affiliates	40,532
Gains on establishment of retirement benefit trust	40,214
Gains on sales of fixed assets	24,708
Gain on sales of investments in securities	15,217
Extraordinary losses	113,579
Devaluation of investments in affiliates	73,343
Restructuring charge	22,552
Devaluation of investments in securities	12,931
Loss on the return of governmental portion of defined benefit pension plans established under the Japanese Welfare Pension Insurance Law	2,925
Others	1,827

Income before income taxes	38,994
Income taxes	(13,458)
Income taxes deferred	27,199

Net income	25,253
Retained earnings carried over from the previous period	9,923
Losses on disposal of treasury stock	59
Interim dividend paid	4,962

Unappropriated retained earnings	¥30,154

(Notes to balance sheet)

1.	Reported amounts are in millions of yen, and fractions less than one million yen are discarded. The reported amount, “0”, means an amount less than one million yen.

2.	Significant accounting policies:

(2)	Basis and method of valuation of assets

(a)	Securities:

Investments in subsidiaries and affiliates		Moving average cost method

Investments in other securities	Marketable securities	Fair value method. Unrealized gains and losses on investments in marketable securities are included in shareholders’ equity. Cost of sales for marketable securities are based on the moving average cost.

	Non-marketable securities	Moving average cost method

(b)	Derivative: Fair value method

(c)	Inventories: Lower-of-cost-or-market method based on the cost calculated by the following method:

Finished goods	Custom-made products	Specific cost method

	Mass-produced standard products	First-in, first-out method

Work in process	Custom-made products	Specific cost method

	Mass-produced standard products	Average cost method

Semifinished components and raw materials		First-in, first-out method

(2)	Depreciation method for fixed asset

(a)	Property, plant and equipment: Declining balance method

(b)	Intangible fixed asset: Straight-line method

The company applies the depreciation method based on the projected sales volume to software for sale, and applies the straight-line method base on the estimated useful life (within 5 years) to software for internal use.

(3)	Basis of provision for allowance:

Allowance for doubtful accounts:

—	In order to provide for bad debt, allowance for ordinary receivable is provided based on past actual bad debt ratio, and allowance for bad debt is provided based on collectibility.

Accrued / prepaid pension and severance cost

—	The Company has defined benefit funded plans and severance indemnity plans for its employees.

In order to provide for pension and severance payments, accrued / prepaid pension and severance cost is calculated based on the estimated amounts of benefit obligation and pension plan assets as of March 31, 2003. Net obligation of ¥166,226 million resulting from adoption of the accounting standards has been amortized over 15 years since 163rd Business Period, except effect of the return of governmental portion of defined benefit pension plans established under the Japanese Welfare Pension Insurance Law.

The Company amended their defined benefit pension plans to corporate pension, and introduced cash balance pension plans.

Allowance for loss on repurchase of electronic computers

—	In order to provide for possible losses arising from repurchase of electronic computers, an estimated amount of future repurchase loss is calculated based on the actual results in the past.

(4)	Accounting policies on consumption taxes: Consumption taxes are accounted for as deposits received or deposits paid.

(5)	Consolidated tax returns: Effective for the year ended March 31, 2003, the Company files consolidated tax returns.

3.	The change of the accounting principle

The “Accounting Standards for impairment of fixed asset (Business Accounting Council, August 9, 2002)” and the Accounting Standards Board of Japan Implementation Guidance 6, Implementation Guidance for Accounting Standards for impairment of fixed asset (Accounting Standards Board of Japan October 31, 2003)”, are effective from the period ended on March 31, 2004. Accordingly, the Company applies these Standards from this period. There is no effect with the implementation of such accounting standards

4.	The amount of net assets as prescribed in accordance with Article 124, item 3 of Commercial Code Enforcement Regulation of Japan is ¥37,213 million.

5.	Monetary receivable from subsidiaries:

Short-term	¥253,480 million

Long-term	¥117,600 million

6.	Monetary payable to subsidiaries:

Short-term	¥536,218 million

Long-term	¥3,682 million

7. Guarantees for loan:	¥88,771 million
Obligations similar to guarantees:	¥283 million

     (Notes to statement of income)

1.	Reported amounts are in millions of yen, and fractions less than one million yen are discarded.

2.	Transactions with subsidiaries:

Sales	¥370,395 million

Purchases	¥1,674,006 million

Transactions other than operation	¥12,614 million

3.	Net income per share	¥14.43